Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Post-effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-198725) of lululemon athletica inc. of our report dated March 28, 2023 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in lululemon athletica inc.'s Annual Report on Form 10-K for the 52-week year ended January 29, 2023.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
June 13, 2023